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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                December 19, 2001
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                        (Date of earliest event reported)


                             INDEPENDENT BANK CORP.
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             (Exact name of registrant as specified in its charter)


Massachusetts                            1-9047                  04-2870273
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
of incorporation)                                            Identification No.)


288 Union St., Rockland, Massachusetts                             02370
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(Address of principal executive offices)                         (Zip Code)


                                 (781) 878-6100
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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     (Former name, former address and former fiscal year, if changed since last report)

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Item 5.  OTHER EVENTS

         Independent Capital Trust II (the "Trust"), a wholly-owned subsidiary of Independent Bank Corp., intends to notify all holders of its 11.00% Cumulative Trust Preferred Securities (the "Trust Preferred Securities") and the holder of its common securities (the "Trust Common Securities"), of its intention to redeem on January 31, 2002 (the "Securities Redemption Date") all 1,000,000 of its outstanding 11.00% Trust Preferred Securities and the 30,928 outstanding Trust Common Securities at a redemption price equal to the $25 principal amount of each security plus all accrued and unpaid interest per security through the Securities Redemption Date (the "Trust Redemption Price"). The Trust's action is taken pursuant to Section 4(f) of Annex I to the Amended and Restated Declaration of Trust of Independent Capital Trust II, dated January 31, 2000. All interest accruing on the Trust Preferred Securities and the Trust Common Securities will cease to accrue effective the Securities Redemption Date.

         The Trust is taking such action in connection with the concurrent redemption by Independent Bank Corp. of all of its $25,773,200 11.00% Junior Subordinated Debentures Due 2030 (the "Debentures"), which are held exclusively by the Trust, on January 31, 2002 (the "Debenture Redemption Date"), at a redemption price equal to the principal outstanding amount of the Debentures plus interest accrued on the Debentures through the Debenture Redemption Date.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              INDEPENDENT BANK CORP.



                                              By: /s/ Edward H. Seksay
                                                  --------------------
                                                  Edward H. Seksay
                                                  General Counsel


Date:  December 19, 2001.